Exhibit 10.3

PROMISSORY NOTE

$30,000,000.00	Orlando, Florida
August 27, 2007

1.        Agreement to Pay.   FOR VALUE RECEIVED, the undersigned, IMESON WEST I, LLC, a Florida limited liability company (collectively, if more than one, “Borrower”), whose mailing address is 3600 Vineland Road, Suite 101, Orlando Florida 32811-6460, hereby agrees and promises to pay to the order of THRIVENT FINANCIAL FOR LUTHERANS, a Wisconsin corporation, its endorsees, successors and assigns (“Lender”), at its principal office and mailing address at 625 Fourth Avenue South, Attention: Mortgage Loans and Servicing, Minneapolis, Minnesota 55415, or such other place as Lender may from time to time designate, the principal sum of Thirty Million Thousand Dollars ($30,000,000.00), or so much as may from time to time be disbursed hereon under the terms of that certain Construction Loan Agreement of even date herewith between Borrower and Lender (the “Loan Agreement”), together with interest on the unpaid principal balance at the rates provided for herein, payable in lawful money of the United States of America which shall be legal tender for public and private debts at the time of payment.

2.        Interest Rate.   The outstanding principal balance hereof shall bear interest at the rate of six and eight one-hundredths percent (6.08%) per annum (“Regular Rate”). All interest payable hereunder during the Construction Loan Term (defined in the Loan Agreement) by multiplying the actual days elapsed in the period for which interest is being calculated by a daily rate based on the Regular Rate and a 365 day year, and during the Permanent Loan Term (defined in the Loan Agreement), shall be computed on the basis of a three hundred sixty (360) day year containing twelve (12) thirty (30) day months, provided that partial month interest shall be computed on the basis of the actual number of days principal is outstanding.

3.         Monthly Payments.   Principal and interest upon this Promissory Note shall be paid as follows:

a.        Prepaid Interest.   Interest only on the unpaid principal balance at the Regular Rate shall be due and payable in advance on the date funds are disbursed hereunder in an amount equal to interest accrued from and including the date of disbursement hereunder through and including September 1, 2007. For purposes hereof, the “date of disbursement” shall mean the date that funds are wire transferred from Lender’s account or in the event construction of the Improvements is not Completed, as such term in defined in the Loan Agreement, in a timely manner, the date that funds are deemed disbursed pursuant to Section 6.4 of the Loan Agreement.

b.        Interest Only Payments.  Interest only on the unpaid principal balance at the Regular Rate shall be due and payable in arrears on the 1st day of October, 2007, and continuing on the first (1st) day of each month thereafter to and including September 1, 2008.

c.        Principal and Interest Payments.  On October 1, 2008, and on the first (1st) day of each month thereafter, principal and interest shall be due and payable, in arrears, in equal monthly payments in an amount which would amortize the principal balance outstanding hereunder on September 1, 2008 over a term of twenty-five (25) years at the Regular Rate, and shall continue on the first (1st) day of each month thereafter to and including September 1, 2023 (“Maturity Date”), on which date the entire unpaid principal balance together with all accrued interest, if not sooner paid, shall become due and payable.

d.        Balloon Payment.   This is a balloon note and on the Maturity Date a substantial portion of the principal amount of this Promissory Note will remain unpaid by the monthly payments above required.

e.        Payment Method.   During the Permanent Loan Term, payments under this Promissory Note shall be made by preauthorized Automated Clearinghouse transactions (“ACH”) or by such other reasonable method as Lender directs, to Lender’s account at JP Morgan Chase Bank, Milwaukee, Wisconsin, Attention: Thrivent Financial for Lutherans, Loan No. 09090, or at such other place as Lender may from time to time designate to Borrower in writing.

f.        Application of Payments.   All payments shall be applied first (1st) to accrued interest at the rate or rates then in effect under the terms hereof, second (2nd) and after maturity hereof to principal. If any advance made by Lender as the result of a default on the part of Borrower under the terms of this Promissory Note or any instrument securing this Promissory Note is not repaid on demand, any monies received, at the option of Lender, may first be applied to repay such advances, plus interest thereon at the Default Rate, as defined below, third (3rd) to late charges, if any is due, fourth (4th) to any Reinvestment Charge and/or Default Premium that may be due, as such terms are hereinafter defined, and the balance, if any, shall be applied in accordance with the provisions hereof.

4.        Late Charge.   Any payment of principal, interest and/or tax and insurance escrows not made by Borrower when due shall be subject to a late payment charge equal to five percent (5%) of the monthly payment (but in no event less than Five Hundred and No/100 Dollars ($500.00)). The late charge shall apply individually to all payments past due with no daily adjustment and shall be used to defray the costs of Lender incident to collecting such late payment. This provision shall not be deemed to excuse a late payment or be deemed a waiver of any other rights Lender may have including the right to declare the entire unpaid principal and interest immediately due and payable.

5.        Default Rate.  Upon the occurrence of an Event of Default hereunder, the interest rate shall thereafter increase and shall be payable on the whole of the unpaid principal balance at a rate equal to twelve percent (12%) per annum (“Default Rate”), which Default Rate shall be effective as of the date of the occurrence of such Event of Default. The above increase in the interest rate upon the occurrence of an Event of Default shall be applicable whether or not Lender has exercised its option to accelerate the maturity of this Promissory Note and declared the entire unpaid principal indebtedness to be due and payable. The Default Rate shall continue until such Event of Default is cured, payment in full of all indebtedness evidenced by this

Promissory Note, or completion of all foreclosure proceedings and redemption periods, whichever shall occur first.

6.         Security.  This Promissory Note is given to evidence a loan in the above amount and is the Note referred to in and secured by:

a.        A Construction/Permanent Mortgage and Security Agreement and Fixture Financing Statement (“Security Instrument”) given by Borrower, as mortgagor, to or for the benefit of Lender, as mortgagee, dated of even date herewith, encumbering Borrower’s interest in the real property and the improvements, fixtures, equipment and personal property located thereon in the County of Duval, State of Florida (“Premises”); and

b.        an Assignment of Leases and Rents (“Assignment of Leases”) given by Borrower, as assignor, to Lender, as assignee, dated of even date herewith, assigning to Lender all of the rents, issues, profits and leases of the Premises; and

c.        other collateral security documents (“Security Documents”) given by Borrower to Lender, all of even date herewith.

Reference is hereby made to the Security Instrument, the Assignment of Leases and the Security Documents (which are incorporated herein by reference as fully and with the same effect as if set forth herein at length) for a description of the Premises, a statement of the covenants and agreements, a statement of the rights and remedies and securities afforded thereby and all other matters contained therein. This Promissory Note, the Loan Agreement, the Security Instrument, the Assignment of Leases and the Security Documents shall hereinafter sometimes collectively be referred to as the “Loan Documents”.

7.         Default and Acceleration.   The occurrence of an Event of Default, as defined in the Security Instrument, shall constitute an Event of Default hereunder (“Event of Default”). Upon the occurrence of an Event of Default hereunder, the entire unpaid principal balance together with accrued interest thereon at the respective rates provided for herein, the Reinvestment Charge and/or Default Premium, as defined below, and all other obligations arising under this Promissory Note or any of the Loan Documents, shall become, without notice, immediately due and payable at the option of Lender.

8.         Prepayment Privilege.   The indebtedness evidenced hereby may be prepaid in accordance with the provisions of this Section and not otherwise.

a.        Prior to September 1, 2013, no payments of principal may be made hereon other than the scheduled monthly installment payments of principal and interest set forth in Section 3(b) hereof.

b.        Borrower may prepay this Promissory Note, in full but not in part, after September 1, 2013, provided such prepayment is accompanied by a reinvestment charge (“Reinvestment Charge”) in an amount calculated as follows:

i)        Determine the “Reinvestment Yield.” The Reinvestment Yield will be equal to 1/12th of the then current yield on the United States Treasury Bond or Note having a maturity date closest to the Maturity Date of this Promissory Note (“Treasury Issue”) plus fifty (50) basis points.

ii)        Calculate the “Present Value of the Loan.” The Present Value of the Loan is the present value of the payments to be made in accordance with this Promissory Note (all installment payments and any remaining payment due on the Maturity Date of this Promissory Note) discounted at the Reinvestment Yield for the number of months remaining from the date of prepayment to the Maturity Date of this Promissory Note.

iii)       Subtract the outstanding principal balance of this Promissory Note as of the date of prepayment from the Present Value of the Loan. The result shall be the Reinvestment Charge, but in no event shall the Reinvestment Charge as computed hereunder be less than one percent (1%) of the amount prepaid. Attached hereto as Exhibit ”A” is a Calculation of Reinvestment Charge form.

iv)       The then current yield on the Treasury Issue shall be determined as of five (5) business days prior to the date prepayment is made by reference to The Wall Street Journal or, if the same is no longer published or no longer sets forth such information, to some other daily financial reporting service satisfactory to Lender. If there is more than one (1) Treasury Issue with the appropriate maturity date, the choice of the Treasury Issue to be used in the above calculation shall made by Lender based on the Treasury Issue that most closely resembles the applicable maturity date and bearing the highest interest rate or yield.

c.          Borrower may prepay this Promissory Note in full but not in part, at par, and without payment of a Reinvestment Charge during the period commencing six (6) months prior to the Maturity Date.

d.          At the option of Lender, this Promissory Note is also subject to mandatory prepayment upon certain events set forth in the Security Instrument including prepayments required by Lender to be made out of proceeds of insurance or condemnation awards. In each such instance, the terms of the Security Instrument shall govern with respect to the requirement for the payment of a Reinvestment Charge or Default Premium.

e.          Any prepayment (other than prepayments pursuant to Subsections 8(c) and (d) above) shall be made on a regularly scheduled installment payment date, shall be made only upon thirty (30) days’ advance written notice to Lender, and such prepayment shall not suspend required monthly installment payments of principal and interest, and such prepayment shall be applied to required monthly installment payments of principal in the inverse order of their scheduled due dates.

f.        Any prepayment of all or any portion of the principal balance of this Promissory Note prior to September 1, 2013, other than a prepayment specifically permitted in the Security Instrument to be made without payment of a Reinvestment Charge, for whatever reason, whether voluntary or involuntary, and whether through acceleration of this Promissory Note or otherwise, shall constitute an Event of Default hereunder, and, in addition to the other rights and remedies provided for herein and in the other Loan Documents, Borrower shall be obligated to pay to Lender a default prepayment premium (“Default Premium”) in an amount equal to the greater of (i) ten percent (10%) of the outstanding principal balance then outstanding hereunder, or (ii) the Reinvestment Charge as otherwise calculated above.

9.         Prepayment Upon an Event of Default.   Upon the occurrence of an Event of Default under this Promissory Note and following acceleration of maturity hereof by Lender, a tender of payment of or entry of judgment for the amount necessary to satisfy the entire unpaid principal balance declared due and payable shall be deemed to constitute an attempted evasion of the aforesaid restrictions on the right of prepayment and shall be deemed a prepayment hereunder, and such payment or judgment must, therefore, include the Reinvestment Charge or Default Premium then in effect under the terms hereof in connection with any prepayment. Lender shall have the right to include and bid in such Reinvestment Charge or Default Premium as an amount due to Lender in connection with any foreclosure sale.

10.        Lender Fees and Expenses.   Borrower agrees to pay to Lender, immediately upon written notice from Lender, all actual costs, expenses, disbursements, escrow fees, title charges, appraisal fees, costs of environmental studies and legal fees and expenses incurred by Lender and its counsel in connection with: (a) the collection, attempted collection, or negotiation and documentation of any settlement or workout of any payment due hereunder, and (b) any suit or proceeding whatsoever in regard to this Promissory Note or the protection or enforcement of the lien of any instrument securing this Promissory Note, including, without limitation, in connection with any litigation, mediation, bankruptcy or administrative proceeding, and including any appellate proceeding or judicial or non-judicial foreclosure proceeding in connection therewith. It is the intent of the parties that Borrower pay all expenses and attorneys’ fees incurred by Lender as a result of Lender’s entering into the loan transaction evidenced by this Promissory Note.

11.        Time of the Essence.   Time is of the essence with regard to the performance of the obligations of Borrower in this Promissory Note and each and every term, covenant and condition herein by or applicable to Borrower.

12.        Governing Law.   This Promissory Note and the rights and obligations of all parties hereunder shall be governed by and construed in accordance with the laws of the State of Florida.

13.        Jurisdiction.   The parties hereto irrevocably (a) agree that any suit, action or other legal proceeding arising out of or relating to this Promissory Note shall be brought in a court of record of the State of Florida sitting in Miami-Dade County, Florida, or in the courts of the United States of America located in such county and state, (b) agree to the exclusive jurisdiction of such court in any suit, action or proceeding, and (c) waive any objection which it may have to the laying of venue of any such suit, action or proceeding in such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum.

14.        Interest Limitation. All agreements between Borrower and Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance, loaning or detention of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. If from any circumstances whatsoever, fulfillment of any provisions of this Promissory Note or of the other Loan Documents at any time given shall exceed the maximum permissible under applicable law, then, the obligation to be fulfilled shall automatically be reduced to an amount which complies with applicable law, and if from any circumstances Lender should ever receive as interest an amount which would exceed the highest lawful rate of interest, such amount which would be in excess of such lawful rate of interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between Borrower and Lender and shall also be binding upon and available to any subsequent holder of this Promissory Note. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the indebtedness evidenced hereby, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of this Promissory Note until payment in full so that the rate or amount of interest on account of the indebtedness evidenced hereby, without the payment of any Reinvestment Charge or Default Premium, does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the indebtedness evidenced hereby for so long as such indebtedness is outstanding.

15.        Waivers.

a.        Borrower and all persons or entities liable for all or part of the principal balance evidenced by this Promissory Note severally hereby waive presentment for payment, protest, notice of non-payment and notice of dishonor.

b.        Borrower and all persons and entities liable for all or part of the principal balance evidenced by this Promissory Note hereby consent, without affecting their liability, to the granting, with or without notice, of any extension or alteration of time for payment of any sum or sums due hereunder or under the Loan Documents or for the performance of any covenant, condition or agreement contained herein or therein, or the taking or releasing or subordinating of any security for the indebtedness evidenced hereby, or the acceptance of additional security of any kind, or any other modification or amendment of this Promissory Note or of any of the Loan Documents, any release of, or resort to any party liable for payment hereof, and agree that such action will in no way release or discharge the liability of such parties, whether or not granted or done with the knowledge or consent of such parties.

c.        Borrower and all persons and entities liable for all or a part of the principal balance evidenced by this Promissory Note hereby waive and renounce, to the extent permitted by applicable law, all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption and appraisement now provided, or which may hereafter be provided, by the Constitution or laws of the United States of America or the state or commonwealth in which the Premises is located, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Promissory Note and the Loan Documents.

16.        Borrower Not Released.  No delay or omission of Lender to exercise any of its rights and remedies under this Promissory Note or any other Loan Document at any time following the happening of an Event of Default shall constitute a waiver of the right of Lender to exercise such rights and remedies at a later time by reason of such Event of Default or by reason of any subsequently occurring Event of Default. The acceptance by Lender of payment of any sum payable hereunder after the due date of such payment shall not be a waiver of Lender’s right to either require prompt payment when due of all other sums payable hereunder or to declare a default for failure to make prompt payment.

17.        Business Purpose.     Borrower represents and warrants to Lender that the indebtedness evidenced by this Promissory Note is a business loan transacted solely for the purpose of carrying on the business of Borrower and not a consumer transaction and that the Premises does not constitute the homestead of Borrower.

18.        Disbursement.  Funds representing the proceeds of the indebtedness evidenced hereby which are disbursed by Lender to Borrower, to escrows or otherwise for the benefit of Borrower shall, for all purposes, be deemed outstanding hereunder and to have been received by Borrower as of the date such funds are disbursed by Lender, notwithstanding the fact that such funds may not at any time have been remitted by such escrows to Borrower or for its benefit.

19.        Note Controls.  In the event of any inconsistency between the provisions of this Promissory Note and those of the Loan Documents, the provisions of this Promissory Note shall control over those of the Loan Documents.

20.        Notices.  All notices required or permitted to be given hereunder to Borrower or Lender shall be given in the manner and to the place as provided in the Security Instrument for notices to the parties thereunder.

21.        Severability.   The parties hereto intend that each provision of this Promissory Note comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or any portion of any provision contained in this Promissory Note is held by a court of law to be invalid, illegal, unlawful, void or unenforceable as written in any respect, then it is the intent of all parties hereto that such portion or provision shall be given force to the fullest possible extent that it is legal, valid and enforceable, that the remainder of this Promissory Note shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion or provision was not contained therein, and the rights, obligations and interests of Borrower and Lender under the remainder of this Promissory Note shall continue in full force and effect.

22.        Successors and Assigns.  The provisions of this Promissory Note shall be binding upon Borrower and its successors and assigns and shall inure to the benefit of any Lender and its successors and assigns. As used herein the words “successors and assigns” shall also be deemed to include the heirs, representatives, administrators and executors of any natural person who is a party to this Promissory Note.

23.        Remedies Cumulative.   The remedies of Lender as provided in this Promissory Note or any other Loan Document and the warranties contained herein or therein shall be cumulative and concurrent, may be pursued singly, successively or together at the sole discretion of Lender, may be exercised as often as occasion for their exercise shall occur and in no event shall the failure to exercise any such right or remedy be construed as a waiver or release of such right or remedy. No remedy under this Promissory Note or under any other Loan Document conferred upon or reserved to Lender is intended to be exclusive of any other remedy provided in this Promissory Note or in any other Loan Document or provided by law, but each shall be cumulative and shall be in addition to every other remedy given under this Promissory Note or any other Loan Document or now or hereafter existing at law or in equity or by statute.

24.        No Oral Modification.  This Promissory Note may not be modified or discharged orally, but only by an agreement in writing signed by Lender and Borrower.

25.        Transfer of Promissory Note.  Lender may, at any time, sell, transfer or assign this Promissory Note and the other Loan Documents and any or all servicing rights with respect to this Promissory Note, or grant participations in this Promissory Note or issue mortgage pass-through certificates or other securities evidencing a beneficial interest in this Promissory Note. Lender may forward to any prospective purchaser or any rating agency all documents and information Lender now has or may acquire, as Lender determines necessary or desirable, including, without limitation, financial information regarding Borrower.

26.        Replacement Promissory Note.        Upon receipt of evidence reasonably satisfactory to Borrower of the loss, theft, destruction or mutilation of this Promissory Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to Borrower or, in the case of any such mutilation, upon surrender and cancellation of this Promissory Note, Borrower will execute and deliver to Lender in lieu thereof, a replacement note dated as of the date of this Promissory Note, identical in form and substance to this Promissory Note and upon such execution and delivery all references in the Loan Documents to this Promissory Note shall be deemed to refer to such replacement note.

27.        Due on Sale and Encumbrance Call Provisions.  The provisions of the Security Instrument with respect to rights of the Lender to declare all outstanding principal and accrued interest on this Promissory Note due and payable in full together with the Reinvestment Charge then in effect under the terms of this Promissory Note in the event that (a) Borrower should sell, convey, contract to sell or convey, assign or encumber any property, real or personal, encumbered by the Security Instrument, or (b) certain corporate stock in Borrower should be sold, conveyed, assigned or encumbered, or (c) certain ownership interest(s) in any entity which has an ownership interest in Borrower should be sold, conveyed, assigned or encumbered, without, in each instance, the prior written consent of Lender are incorporated herein by this reference.

28.        Limited Recourse to Borrower After Construction Loan Term.  During the Construction Loan Term, Borrower shall personally be liable for the prompt payment of all sums owing hereunder, and any other sums due pursuant to the Loan Documents. After the commencement of the Permanent Loan Term, and subject to the qualifications and provisions of this Promissory Note as contained in this Section 28 and Section 29 below, Borrower shall have no personal liability to pay the outstanding principal balance of this Promissory Note or any interest that may accrue thereon, all such liability being expressly waived by Lender, and Lender’s sole recourse upon default hereunder or under any Loan Document, including but not limited to Lender’s monetary remedies under this Promissory Note or the other Loan Documents, shall be limited to Borrower’s interest in the Premises and the improvements, furnishings, equipment, leases and rents on which the Security Instrument and the Assignment of Leases constitute a lien.

Notwithstanding the foregoing, it is expressly understood and agreed that the aforesaid limitation on liability shall in no way affect or apply to Borrower’s continued personal liability for the payment to Lender of:

a.        any rents, issues, profits and/or income collected by Borrower and not paid to Lender in excess of normal and verifiable operating expenses from the Premises after the occurrence of an Event of Default hereunder or under any other Loan Document;

b.        unrefunded security deposits made by tenants of the Premises to the Borrower and not delivered to Lender;

c.        any rent, issues, profits and/or income from the Premises which have been prepaid more than thirty (30) days in advance and not paid to Lender;

d.        to the extent not paid by Borrower or Tenant and reserved or held in escrow or impound by Lender, unpaid amounts of payments of Charges (as that term is defined in Section 3.2 of the Security Instrument) payment of which is required to be made by Borrower under the terms of the Security Instrument;

e.        insurance proceeds and condemnation awards (or sums paid in lieu thereof), payments and/or other form of consideration which Borrower receives and which are used for any purpose inconsistent with the terms of the Security Instrument or in a manner otherwise not approved in writing by Lender;

f.        an amount necessary to satisfy any construction lien, mechanics’ liens, materialmen’s liens or similar type lien against the Premises;

g.        damage suffered by Lender due to any waste of the Premises committed or permitted by Borrower or its agents or employees, or from a failure by Borrower to maintain or repair the Premises in the manner required by the Security Instrument;

h.        losses, liabilities, costs, expenses, damages or claims incurred by or asserted against Lender as a result of Borrower’s failure to observe, comply or perform any of its covenants and indemnities respecting the existence, handling, storage, transportation, release or discharge of Hazardous Substances or Wastes, as defined in Article 9 of the Security Instrument;

i.        any loss or claim incurred by or asserted against Lender as a result of fraud or misrepresentation in connection with the loan evidenced by this Promissory Note;

j.        all taxes and fees required to be paid to any governmental entity for the transfer of title to the Premises; and

k.       actual and reasonable attorneys’ fees and expenses incurred by Lender in connection with enforcement of Lender’s rights under this Section.

Nothing contained herein shall be deemed to release any entity or person from their obligations under the terms of any separate Indemnity Agreement or Guaranty executed in connection with the loan evidenced by this Promissory Note.

29.        Full Recourse.   Notwithstanding the provisions of Section 28 to the contrary, Borrower shall remain personally liable for the prompt payment of all sums owing hereunder, and any other sums due pursuant to the Loan Documents, including actual attorneys’ fees and all other costs of collection, upon the occurrence of any of the following:

a.        Lender was induced by fraud to make the Loan evidenced by this Note; or

b.        Lender is prevented from acquiring title to the Property following an Event of Default and Lender is unsuccessful in collecting on any title insurance policy that it holds in connection with the Property because of forfeiture of Borrower’s title under federal, state or local laws; or

c.        Borrower voluntarily files a petition or commences any case or proceeding under any provision or chapter of the United States Bankruptcy Code or Florida Crown Development Corporation files an involuntary petition against Borrower and Borrower consents thereto or an Order for Relief is entered that is neither stayed nor reversed on appeal, unless Borrower consents to relief from any automatic stay imposed by reason of the filing of such petition or entry of such Order prior to the hearing thereon; or

d.        a prohibited transfer occurs under the Security Instrument.

30.        Joint and Several Liability.   In the event that this Promissory Note is made by more than one Borrower, the promises and agreements herein shall be construed to be and are hereby declared to be the joint and several promises and agreements of all Borrowers and shall constitute the joint and several obligations of each of Borrowers and shall be fully binding upon and enforceable against each of Borrowers. Neither the death nor release of any person or party to this Promissory Note shall affect or release the joint and several liability of any other person or party. Lender may at its option enforce this Promissory Note against one or all of Borrowers, and Lender shall not be required to resort to enforcement against each of Borrowers and the failure to proceed against or join any Borrower shall not affect the joint and several liability of any other Borrower.

31.        WAIVER OF JURY TRIAL.   LENDER BY ITS ACCEPTANCE HEREOF AND BORROWER HEREBY VOLUNTARILY, KNOWINGLY AND INTENTIONALLY

WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS PROMISSORY NOTE OR CONCERNING THE INDEBTEDNESS EVIDENCED HEREBY AND/OR ANY COLLATERAL SECURING SUCH INDEBTEDNESS, REGARDLESS OF WHETHER SUCH ACTION OR PROCEEDING CONCERNS ANY CONTRACTUAL OR TORTIOUS OR OTHER CLAIM. BORROWER ACKNOWLEDGES THAT THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT TO LENDER IN EXTENDING CREDIT TO BORROWER, THAT LENDER WOULD NOT HAVE EXTENDED SUCH CREDIT WITHOUT THIS JURY TRIAL WAIVER, AND THAT BORROWER HAS BEEN REPRESENTED BY AN ATTORNEY OR HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY IN CONNECTION WITH THIS JURY TRIAL WAIVER AND UNDERSTANDS THE LEGAL EFFECT OF THIS WAIVER.

32.        Headings.   The headings or captions contained in this Promissory Note are solely for convenience of reference and shall not affect its interpretation.

33.        Incorporation of State Law Provisions.    Certain provisions/sections of this Promissory Note and certain additional provisions/sections that are required by the laws of the State or Commonwealth in which the Premises are located may be amended, described and/or otherwise set forth in more detail on Exhibit “B” attached hereto, which such Exhibit by this reference, is incorporated into and made a part of this Promissory Note. In the event of any conflict between such state law provisions and any provision herein, the state law provisions shall control.

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IN WITNESS WHEREOF, Borrower has executed this Promissory Note as of the date and year first above written.

IMESON WEST I, LLC, a Florida limited liability company

By:	/S/ Daniel B. Webb
DANIEL B. WEBB, Manager

STATE OF FLORIDA	)
) ss.
COUNTY OF ORANGE	)

The foregoing instrument was acknowledged before me this 24th day of August, 2007, by DANIEL B. WEBB, the Manager of IMESON WEST I, LLC, a Florida limited liability company, on behalf of the company. He [    ] is personally known to me or [ X ] has produced FLA Driver’s License as identification.

/S/ Jennifer A. Jones
Jennifer A. Jones, Notary Public
My commission expires: April 26, 2010

EXHIBIT “A”

CALCULATION OF REINVESTMENT CHARGE

[Omitted as not necessary to an understanding of the Agreement]

EXHIBIT “B”

APPLICABLE STATE LAWS

NONE